Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283978

PROSPECTUS SUPPLEMENT
(To prospectus dated January 10, 2025)

44,444,445 Shares of Common Stock

RING ENERGY, INC.

    We are offering 44,444,445 shares of our common stock, par value $0.001 per share. Our common stock is traded on the NYSE American under the symbol “REI.” On May 11, 2026, the last reported sale price of our common stock on the NYSE American was $1.65 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 3 of the accompanying base prospectus, and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus to read about important factors you should consider before buying our common stock.

	Per Share	Total
Public offering price	$1.350	$60,000,001
Underwriting discount(1)	$0.081	$3,600,000
Proceeds, before expenses, to us	$1.269	$56,400,001
_____________
(1)See “Underwriting (Conflicts of Interest)” for a description of the compensation payable to the underwriters and estimated offering expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

    We have granted the underwriters an option to purchase up to an additional 6,666,666 shares of our common stock, at the public offering price set forth above, less the underwriting discount, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares of common stock to the purchasers on or about May 14, 2026 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

Mizuho	BofA Securities	Raymond James

Co-Managers
A.G.P.	Roth Capital Partners	Tuohy Brothers

The date of this prospectus is May 12, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus
___________________

ii

ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. We are providing information to you about the sale of the common stock offered hereby in separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the sale of the common stock offered hereby, and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the sale of the common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the sale of the common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement and accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and accompanying base prospectus applicable to that jurisdiction.

The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the sale of the common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the sale of the common stock offered hereby, is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since such dates.

Except where the context otherwise requires or where otherwise indicated, the terms “Ring Energy,” “Ring,” “the Company,” “we,” “us,” “our company” and “our business” refer to Ring Energy, Inc.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents and information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact contained in this prospectus supplement, the accompanying base prospectus, information incorporated by reference herein or therein regarding our strategy, future operations, financial position, estimated revenues and expenses, projected costs, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements and assumptions.

When used in this prospectus supplement, the accompanying base prospectus, information incorporated by reference herein or therein, the words “may,” “will,” “could,” “would,” “should,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “plan,” “pursue,” “target,” “continue,” “potential,” “guidance,” “project,” “strategy,” “objectives,” “opportunity,” or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We assume no obligation, nor do we intend, to update these forward-looking statements, unless required by law.

The information included in this prospectus supplement, the accompanying base prospectus, information incorporated by reference herein or therein, include forward-looking statements that involve risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects. Such statements specifically include our expectations as to our future financial position, liquidity, cash flows, results of operations and business strategy, potential acquisition opportunities, other plans and objectives for operations, capital for sustained production levels, expected production and operating costs, reserves, hedging activities, capital expenditures, return of capital, improvement of recovery factors and other guidance. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. For any such forward-looking statement that includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, sometimes materially. You should carefully consider the statements under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2025.

Such factors (but not necessarily all the factors) that could cause results to differ include, among others:

•declines or volatility in the prices we receive for our oil and natural gas;
•our ability to raise additional capital to fund future capital expenditures;
•our ability to generate sufficient net cash provided by operating activities, borrowings or other sources to enable us to fully develop and produce our oil and natural gas properties;
•general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;
•risks associated with drilling of wells, including completion risks, cost overruns, mechanical failures, and the drilling of non-economic wells or dry holes;
•uncertainties associated with estimates of proved oil and natural gas reserves;
•the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;
•the effects of inflation on our cost structure;
•substantial declines in the estimated values of our proved oil and natural gas reserves and potential full-cost ceiling impairment;
•our ability to replace our oil and natural gas reserves;
•the effects of rising interest rates on our cost of capital and the actions that central banks around the world undertake to control inflation, including the impacts such actions have on general economic conditions;
•unanticipated reductions in the borrowing base under our credit agreement;

•the potential for production decline rates and associated production costs for our wells to be greater than we forecast;
•risks and liabilities associated with the acquisition and integration of companies and properties;
•cost and availability of drilling rigs, and related equipment, supplies, personnel, and oilfield services;
•geological concentration of our oil and natural gas reserves;
•the timing and extent of our success in acquiring, discovering, developing, and producing oil and natural gas reserves;
•our dependence on the availability, use and disposal of water in our drilling, completion and production operations;
•significant competition for oil and natural gas acreage and acquisitions;
•environmental or other governmental regulations, including legislation related to hydraulic fracture stimulation and climate change measures;
•our ability to secure reliable transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;
•future environmental, social and governance compliance developments and increased attention to such matters which could adversely affect our ability to raise equity and debt capital;
•management’s ability to execute our plans to meet our optimal goals;
•the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems or on systems and infrastructure used by the oil and gas industry;
•our ability to find and retain highly skilled personnel and our ability to retain key members of our management team on commercially reasonable terms;
•adverse weather conditions;
•costs and liabilities associated with environmental, health, and safety laws;
•the effect of our oil and natural gas derivative activities;
•social unrest, political instability, or armed conflict in major oil and natural gas producing regions outside the United States, including evolving geopolitical and military hostilities in the Middle East (including the recent conflict between the United States and Iran), Russia, and Ukraine and acts of terrorism or sabotage;
•the short and long-term potential impact to us of worsening trade relations and related economic disruptions including, but not limited to, inflation, energy price volatility, tariffs, trade wars, and supply chain disruptions;
•our insurance coverage may not adequately cover all losses that may be sustained in connection with our business activities;
•possible adverse results from litigation and the use of financial resources to defend ourselves; and
•other risk factors discussed in “Risk Factors” in this prospectus supplement and in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas, and natural gas liquids (“NGLs”) that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve and pre-tax present value discounted at ten percent (known as “PV-10”) estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Further, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus, including the information incorporated by reference herein, carefully, including the section titled “Risk Factors” included in this prospectus supplement and the accompanying base prospectus and our financial statements and related notes incorporated by reference herein before making an investment decision. Some of the statements in this summary constitute forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

The information presented in this prospectus supplement assumes, unless otherwise indicated, that the underwriters do not exercise their option to purchase additional shares of common stock. Important information is incorporated by reference into this prospectus supplement and the accompanying base prospectus. Before investing in our securities, you should read carefully the entire prospectus supplement and the accompanying base prospectus, including “Risk Factors,” together with the additional information described under “Incorporation of Certain Information By Reference.”

Our Company

Ring Energy, Inc., a Nevada corporation (“Ring,” “Ring Energy,” the “Company,” “we,” “us,” “our,” or similar terms), is a growth oriented independent oil and natural gas exploration and production company based in The Woodlands, Texas, engaged in oil and natural gas development, production, acquisition, and exploration activities currently focused in the Permian Basin of Texas. Our drilling operations target the oil and liquids rich producing formations in the Northwest Shelf and the Central Basin Platform, in the Permian Basin in Texas.

Our operations focus exclusively in the Permian Basin of West Texas, where we have established core positions in the Basin’s Central Basin Platform and the Northwest Shelf. These areas have been among the most prolific oil-producing regions in North America for decades and are central to our strategy. Our position here provides a differentiated platform for long-term value creation, supported by oil-weighted production, conventional reservoir characteristics, meaningful stacked-pay potential and a multi-year inventory of development opportunities.

Our business is centered on developing conventional reservoirs, characterized by long-life production profiles, shallow base declines, attractive operating margins and substantial remaining resource potential. This asset profile is fundamental to our strategy and differentiates Ring from many Permian-focused operators whose development models concentrate on higher-decline unconventional shale assets. Rather than pursuing production growth for its own sake, our objective is to convert our resource base into sustainable cash flow, maintain balance sheet flexibility and create long-term value for our stockholders through disciplined capital allocation and technical execution.

The Central Basin Platform is the foundation of Ring Energy’s asset base. Our properties in this area include interests across Andrews, Gaines, Crane, Ector, Winkler and Ward Counties, Texas, and benefit from multiple conventional producing intervals, including the San Andres, Holt, Glorieta, Clear Fork, Wichita Albany, Tubb, Wolfcamp and Devonian formations. The stacked-pay configurations of these reservoirs provides significant development flexibility and enables us to allocate capital across multiple zones and project types. We believe this flexibility is particularly valuable in volatile commodity price environments because it allows us to prioritize the highest return opportunities across our portfolio while maintaining a disciplined development strategy.

Our Northwest Shelf assets, primarily located in Yoakum County, Texas, complement our Central Basin Platform position and further enhance the scale and depth of our oil-weighted Permian platform. These properties include both horizontal and vertical producing wells, with horizontal development predominantly targeting the San Andres conventional reservoir. Together, our Central Basin Platform and Northwest Shelf positions provide us with a scaled operating footprint, a substantial base of existing production and multiple avenues for value creation through drilling, recompletions, workovers, well reactivations and field-level optimization.

As of December 31, 2025, we owned oil and natural gas working interests in 96,234 net acres. Our proved reserves as of that date were approximately 153.3 million barrels of oil equivalent, or MMBoe, comprised of approximately 59% oil, 19% natural gas and 22% natural gas liquids. Approximately 68% of our proved reserves were classified as proved developed, with the remaining 32% classified as proved undeveloped. For the year ended December 31, 2025, our average daily production was 20,253 barrels of oil equivalent per day, or Boe/d, of which approximately 65% was oil. Our reserve and production mix underscores the oil-weighted nature of our portfolio.

We believe meaningful hydrocarbon resource remains untapped within our asset base and the value for that resource can be realized through the application of modern horizontal drilling and completion technologies and operating practices. These mature conventional reservoirs were historically developed using older technology, limited subsurface data and less advanced completion and production techniques that back then, depended on higher reservoir porosity and permeability to be economic. By integrating modern technologies associated with geology, reservoir engineering, and petrophysics with the latest advances in horizontal drilling and completion technologies, we are now able to identify and commercialize the resources that were once considered uneconomic. We believe these conventional reservoirs continue to be overlooked by our industry, and we not only seek to develop these opportunities on our existing acreage, but to acquire additional acreage where we believe these opportunities exist. Because these opportunities tend to be overlooked, our cost to acquire new acreage remains relatively low. This is a key component of our strategy that allows us to pursue organic development within our existing operating area with robust economic returns and lower cost of capture for the extensions we seek to our existing operating footprint. Our technical objective is not simply to drill more wells, but to drill better wells, improve the productivity of existing assets and expand the inventory of projects capable of supporting durable cash flow generation.

In addition to developing, optimizing, and expanding our existing properties, we also pursue acquisitions of producing assets that complement our current asset base and operating strategy.  We are focused on opportunities that enhance inventory depth, as well as improve scale and support long-term cash flow generation. Historically, we have pursued acquisitions of properties that possess development and exploitation potential comparable to our existing inventory. We intend to remain disciplined in evaluating acquisition opportunities, with a focus on operating fit, integration risk, leverage impact and long-term stockholder value. We believe the Central Basin Platform and Northwest Shelf ownership positions remain fragmented and that our operating footprint, technical experience and acquisition history provide a platform to pursue additional opportunities that meet our strategic and financial criteria.

Ring Energy is well positioned to create value through the combination of durable oil-weighted production, shallow-decline conventional assets, disciplined capital allocation, technical execution and selective consolidation within our core operating areas. Our strategy is to operate within cash flow, preserve balance sheet flexibility and convert our resource base into sustainable cash flow over time. By focusing on high-return opportunities across a long-lived Permian asset base, we believe Ring can continue to create sustainable value for stockholders through commodity price cycles.

Corporate Information

Our principal executive offices are located at 1725 Hughes Landing Blvd., Suite 900, The Woodlands, Texas 77380. Our telephone number at that address is (281) 397-3699. Our website address is http://www.ringenergy.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable.

The information contained on our website is not incorporated in, and does not constitute a part of, this prospectus supplement or any report or document we file or furnish to the SEC.

THE OFFERING

The following summary is provided solely for your convenience. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere or incorporated by reference in this prospectus supplement.

Issuer	Ring Energy, Inc.

Common stock offered by us	44,444,445 shares of our common stock (51,111,111 shares of our common stock if the underwriters exercise in full their option to purchase additional shares)

Public offering price per share of common stock	$1.350

Shares of common stock outstanding prior to this offering	209,409,180 shares (as of May 6, 2026)

Shares of common stock to be outstanding immediately after this offering	253,853,625 shares based on the number of shares outstanding as of May 6, 2026 (or approximately 260,520,291 if the underwriters exercise in full their option to purchase additional shares).

Use of proceeds
We expect the net proceeds from this offering to be approximately $56.0 million (or approximately $64.5 million if the underwriters exercise in full their option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses.

We intend to use the net proceeds from this offering for the repayment of outstanding borrowings under our senior secured revolving credit facility. We intend to use any remaining proceeds for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement for further information.

Risk factors	Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our common stock.

Conflicts of interest	Affiliates of certain underwriters will receive at least 5% of the net proceeds of this offering as a result of the repayment of borrowings we incurred under our credit facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of Financial Industry Regulatory Authority (“FINRA”). In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in FINRA Rule 5121. The underwriters subject to FINRA Rule 5121 will not confirm sales of our common stock to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

Trading symbol	Our common stock is listed on the NYSE American under the symbol “REI.”

Transfer agent	Standard Registrar and Transfer Company

The number of shares of common stock outstanding immediately after this offering is based on 209,409,180 shares outstanding as of May 6, 2026 and excludes:

•13,926,283 additional shares of our common stock, consisting of (i) shares that have been awarded but remain unvested under, or that are otherwise available for future awards pursuant to, the Ring Energy, Inc. 2021 Omnibus Incentive Plan (as amended, the “2021 Plan”), and (ii) shares that have been awarded but remain unvested as inducement awards outside of the 2021 Plan; and

•36,000 additional shares of our common stock that may be exercised pursuant to outstanding stock options granted under the Company’s Long-Term Incentive Plan adopted in 2011.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the section titled “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement, as well as information included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated herein by reference. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks or additional risks and uncertainties that are currently immaterial or unknown. The trading price and value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Our share price may be volatile, and purchasers of our common stock could incur substantial losses.

Our share price may be volatile. The stock market in general has experienced significant volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including, but not limited to:

•the price of oil, natural gas and NGLs;
•the success of our exploration and development operations, and the marketing of any oil, natural gas and NGLs we produce;
•operational incidents;
•regulatory developments in the United States;
•the recruitment or departure of key personnel;
•quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
•our debt levels;
•market conditions in the industries in which we compete and issuance of new or changed securities;
•analysts’ reports or recommendations;
•the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;
•the inability to meet the financial estimates of analysts who follow our common stock;
•the issuance or sale of any additional Company securities;
•investor perception of our Company and of the industry in which we compete; and
•general economic, political and market conditions.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock and may dilute your ownership in the Company.

Other than the restrictions in the lock-up agreement we will enter into in connection with this offering, we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent a right to receive, common stock. Any issuance of additional shares of our common stock or convertible securities will dilute the ownership interest of our common stockholders. Sales of a substantial number of shares of our common stock or other equity-related securities in the public market, or the perception that these sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

If securities or industry analysts issue an adverse opinion regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover us adversely change its recommendation regarding our common stock, or provide more favorable relative recommendations about our competitors, the trading price of our common stock could decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

The underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our common stock.

We and all of our directors and executive officers have entered or will enter into lock-up agreements pursuant to which we and they will be subject to certain restrictions with respect to the sale or other disposition of our common stock for a period of 60 days following the date of this prospectus supplement. Mizuho Securities USA LLC, at any time and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements. See “Underwriting (Conflicts of Interest)” for more information on these agreements. If the restrictions under the lock-up agreements are waived, then the common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our common stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $56.0 million (or approximately $64.5 million if the underwriters exercise in full their option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses.

We intend to use the net proceeds from this offering for the repayment of outstanding borrowings under our senior secured revolving credit facility. We intend to use any remaining proceeds for general corporate purposes.

As of March 31, 2026, we had outstanding borrowings of $426.0 million under our senior secured revolving credit facility. The weighted average annual interest rate of our credit facility for the three months ended March 31, 2026 was 7.3%. Our credit facility is scheduled to mature on June 18, 2029.

Affiliates of certain underwriters will receive at least 5% of the net proceeds of this offering as a result of the repayment of borrowings we incurred under our credit facility. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in FINRA Rule 5121. The underwriters subject to FINRA Rule 5121 will not confirm sales of our common stock to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

General

The following is a general discussion of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of shares of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering. Except as expressly provided below, this discussion applies only to Non-U.S. Holders that hold such common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:

•an individual citizen or resident individual of the United States, as determined for U.S. federal income tax purposes;

•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of a jurisdiction of the United States, any state thereof or the District of Columbia;

•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•a trust, if it (i) is subject to the primary supervision of a court within the United States and that has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are treated as partnerships or disregarded entities for U.S. federal income tax purposes or persons that hold their shares of our common stock through partnerships or disregarded entities. If an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or other owner of such entity will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a partnership, disregarded entity or other pass-through entity that acquires our common stock, you are urged to consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of our common stock.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular Non-U.S. Holder in light of its individual circumstances, including (i) any U.S. federal tax laws other than income tax laws, such as gift or estate tax laws, (ii) state, local or non-U.S. tax considerations, (iii) the impact of the unearned income Medicare contribution tax or any alternative minimum tax, or (iii) the tax considerations that may apply to certain investors that may be subject to special treatment under the U.S. federal income tax laws, including, without limitation, banks, thrifts or other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies or investors therein, brokers, dealers or traders in securities, grantor trusts, taxpayers who have elected mark-to-market accounting, tax-exempt or governmental entities, regulated investment companies, real estate investment trusts, pension plans, persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), persons who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, former citizens or long-term residents of the United States, or persons that will hold or dispose of shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, constructive sale, conversion or other integrated investment or risk reduction transaction. Additionally, as further described above, the discussion does not consider the tax treatment of entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as disregarded entities or subchapter S corporations (or investors in such entities or arrangements).

This discussion is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial opinions and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax considerations discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax considerations discussed below or that any position taken by the IRS would not be sustained.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME OR OTHER TAX LAWS AND ANY APPLICABLE TAX TREATY.

Distributions to Non-U.S. Holders on Shares of Our Common Stock

While we do not currently expect to pay dividends or otherwise make distributions of cash or property in respect of our common stock in the near future, if we were to make distributions of cash or property in respect of our common stock, or if any deemed distributions arise with respect to our common stock for applicable U.S. federal income tax purposes, such distributions will constitute “dividends” for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any portion of a distribution that exceeds our current or accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder’s basis in shares of our common stock, and, to the extent such portion exceeds the Non-U.S. Holder’s basis, the excess will be treated as gain from the disposition of shares of our common stock (the tax treatment of which is discussed below under the heading “Gain on Sale or Other Disposition by Non-U.S. Holders of Shares of Our Common Stock”).

Generally, dividends paid in respect of shares of our common stock to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, subject to the two following exceptions:

•Dividends effectively connected with a trade or business of a Non-U.S. Holder within the U.S. (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.) generally will not be subject to withholding if the Non-U.S. Holder complies with applicable IRS certification (including providing a properly executed IRS Form W-8ECI or a successor form to the applicable withholding agent) and disclosure requirements and generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates (in the same manner as a U.S. person) on its U.S. trade or business income. In the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, such effectively connected income also may be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

•The 30% withholding tax may not apply, or may apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. Under Treasury Regulations, to obtain the benefit of and/or a reduced rate of withholding under an applicable tax treaty, a Non-U.S. Holder generally will be required to satisfy applicable certifications (including providing a properly executed IRS Form W-8BEN, W-8BEN-E, or a successor form to the applicable withholding agent) and other requirements.

Non-U.S. Holders should consult their own tax advisors with respect to the application of the foregoing rules and their entitlement to benefits under any applicable income tax treaty.

Gain on Sale or Other Disposition by Non-U.S. Holders of Shares of Our Common Stock

Except as described in the discussion below under the heading, “Information Reporting and Backup Withholding Tax” and “FATCA Withholding”, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, or other taxable disposition of shares of our common stock, unless:

•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and, if subject to an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States;

•in the case of an individual, the Non-U.S. Holder has been present in the United States for at least 183 days or more in the taxable year of disposition (and certain other conditions are satisfied); or

•we are or have been a “U.S. real property holding corporation” (“USRPHC”), for U.S. federal income tax purposes (that is, a domestic corporation whose trade or business and real property assets consist primarily of “U.S. real property interests” each as defined under Code Section 897 and Treasury Regulations promulgated thereunder) at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period for its shares of our common stock and, if shares of our common stock are “regularly traded on an established securities market,” the Non-U.S. Holder held, directly or indirectly, at any time during such period, more than 5% of the issued and outstanding common stock.

Income that is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. person. In addition, if such Non-U.S. Holder is a corporation, such gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

If an individual Non-U.S. Holder is present in the U.S. for at least 183 days during the taxable year of disposition, the Non-U.S. Holder may be subject to a flat 30% tax on any U.S.-source gain derived from the sale, exchange, or other taxable disposition of shares of our common stock (other than gain effectively connected with a U.S. trade or business), which may be offset by U.S.-source capital losses.

Generally, a domestic corporation is a USRPHC if the fair market value of its U.S. real property interests (including an interest in a well or other natural deposit), equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe it is likely that we are a USRPHC. As a result, any gain recognized by a Non-U.S. Holder on the sale, exchange, or other taxable disposition of our common stock may be subject to U.S. federal income tax in the same manner as gain recognized by a U.S. person (“FIRPTA Tax”). In addition, a Non-US. Holder may under certain circumstances be subject to withholding in an amount equal to 15% of the gross proceeds on the sale or disposition of our common stock. If the Non-U.S. Holder files a U.S. federal income tax return, any amounts so withheld will generally be credited against, and refunded to the extent in excess of, any FIRPTA Tax such Non-U.S. Holder owes.

However, so long as our common stock is considered to be “regularly traded on an established securities market” (“regularly traded”) at any time during the calendar year, a Non-U.S. Holder generally will not be subject to FIRPTA Tax on any gain recognized on the sale or other disposition of our common stock, unless the Non-U.S. Holder owned (actually or constructively) shares of our common stock with a fair market value of more than 5% of the total fair market value of our common stock at any time during the applicable period described in the third bullet point above. We expect our common stock to continue to be regularly traded on an established securities market. No withholding is required under these rules upon a sale or other taxable disposition of our common stock if it is considered to be regularly traded. If, on the other hand, our common stock is not considered to be regularly traded, a Non-U.S. Holder (regardless of the percentage of common stock owned) would be subject to FIRPTA Tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding on the gross proceeds thereof, regardless of the Non-U.S. Holder’s percentage ownership of our common stock.

Non-U.S. Holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Information Reporting and Backup Withholding Tax

Information returns may be filed with the IRS in connection with distributions on common stock, and the proceeds of a sale or other disposition of common stock. A Non-U.S. Holder generally will not be subject to information reporting or backup withholding with respect to payments of dividends on, or gross proceeds from the disposition of, shares of our common stock that are made within the United States or through certain U.S.-related financial intermediaries, provided that the Non-U.S. Holder satisfies certain conditions and duly certifies as to its non-U.S. status (including providing a properly executed applicable IRS Form W-8 or successor form) or otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside of the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a U.S. Person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a Non-U.S. Holder’s U.S. federal income tax liability, and a Non-U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information.

Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them in their particular circumstances.

FATCA Withholding

Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) currently requires withholding at a rate of 30% on certain payments to foreign financial institutions, investment funds and other non-U.S. entities that fail to comply with information reporting and due diligence requirements in respect of their direct and indirect U.S. security holders and/or U.S. accountholders unless a specified exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Such payments would include dividends paid in respect of our common stock. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. The U.S. Treasury released proposed Treasury Regulations which, if finalized in their present form, would eliminate the FATCA withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

The rules under FATCA are complex. Prospective Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Mizuho Securities USA LLC, BofA Securities, Inc. and Raymond James & Associates, Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Mizuho Securities USA LLC	13,333,335
BofA Securities, Inc.	13,333,335
Raymond James & Associates, Inc.	13,333,335
A.G.P./Alliance Global Partners	1,481,480
Roth Capital Partners, LLC	1,481,480
Tuohy Brothers Investment Research, Inc.	1,481,480
Total	44,444,445

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.0486 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 6,666,666 shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We, our directors and our executive officers have agreed that, for a period of 60 days from the date of this prospectus supplement (the “Restricted Period”), we and they will not, subject to certain exceptions, without the prior written consent of Mizuho Securities USA LLC:

•    offer, sell, contract to sell, pledge, hedge, grant any option to purchase or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired (collectively, the “Lock-Up Securities”);

•    enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock;

•    file or cause to be filed a registration statement, including any amendments, with respect to the registration under the Securities Act for the offer and sale by us of any shares of our common stock or securities convertible, exercisable or exchangeable into our common stock or any other of our securities; or

•    publicly disclose the intention to do any of the foregoing.

Mizuho Securities USA LLC may, in its sole discretion and at any time or from time to time before the termination of the Restricted Period, without notice, release all or any portion of the Lock-Up Securities from the restrictions described in the preceding paragraph.

Such restrictions do not apply to us with respect to:

•    common stock issued and sold pursuant to any employee stock option plan, equity incentive plan, stock ownership plan or dividend reinvestment plan in effect as of the date of the underwriting agreement; and

•    common stock that we may issue upon the conversion of securities outstanding as of the date of the underwriting agreement.

In addition, subject to certain conditions, our directors and executive officers may transfer their Lock-up Securities without the prior written consent of Mizuho Securities USA LLC in the following transactions:

(i)as a bona fide gift or gifts, including a charitable contribution;

(ii)by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a family member of such director or officer;

(iii)by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement;

(iv)to a family member of our directors or executive officers or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of such director or executive officer or their family member;

(v)if any of our directors or executive officers is a corporation, limited liability company, partnership, trust or other entity, to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its affiliate;

(vi)to the Company in connection with the vesting, settlement, or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, performance stock units, options, warrants or rights, provided that (1) any such common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreements executed by our directors and executive officers, (2) any filing under the Exchange Act required to be made during the Restricted Period shall indicate in the footnotes thereto that the filing relates to circumstances described in this clause (vi) and (3) any such restricted stock units, performance stock units, options, warrants or rights are held by our directors and executive officers pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement and the accompanying base prospectus or any documents incorporated by reference therein; or

(vii)pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock which results in any person or group of persons becoming the beneficial owners (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the outstanding voting securities of the Company (or the surviving entity); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, each director or executive officer’s common stock shall remain subject to the provisions of the lock-up agreement.

Our directors and executive officers may also enter into or amend a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Restricted Period; provided that (i) no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any common stock or any securities convertible into or exercisable or exchangeable for common stock may be effected pursuant to such plan during the Restricted Period; and (ii) that no public announcement or filing under the Exchange Act regarding the establishment or amendment of such plan shall be required of or voluntarily made by or on behalf of such director or executive officer or the Company during the Restricted Period.

In addition, our directors and executive officers agree that, without the written consent of Mizuho Securities USA LLC, we and they will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any other security convertible into or exercisable or exchangeable for common stock. Our directors and executive officers also agree to the entry of stop transfer instructions with our transfer agent and registrar against the transfer of their common stock except in compliance with the foregoing restrictions.

As of the date of this prospectus supplement, other than the lock-up agreements described in this section, none of our existing stockholders have entered into any lock-up agreements or other contractual restrictions on transfer of their shares of our common stock. Consequently, any of our stockholders, other than our directors and executive officers, may sell any or all of their shares of our common stock at any time (subject to any restrictions under applicable law), including before, during, and after the offering described in this prospectus supplement.

The shares are listed on the NYSE American under the symbol “REI.”

The following table shows the underwriting discounts and commissions that are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise
Per share	$0.081	$0.081
Total	$3,600,000	$4,140,000

We estimate that our portion of the total expenses of this offering will be $400,000. We have agreed to reimburse the underwriters for reasonable expenses in an amount up to $50,000.

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price pursuant to Regulation M.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•    Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•    “Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•    “Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•    Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•    To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•    To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•    Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE American, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Affiliates of certain underwriters will receive at least 5% of the net proceeds of this offering as a result of the repayment of borrowings we incurred under our credit facility. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in FINRA Rule 5121. The underwriters subject to FINRA Rule 5121 will not confirm sales of our common stock to any account over which they exercise discretionary authority without the prior written approval of the customer.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the European Economic Area (each a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement in relation to the offer of those shares may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for any of the underwriters to publish or supplement a prospectus for such offer. The underwriters have not authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the shares contemplated in this prospectus supplement and the accompanying prospectus.

In relation to each Relevant Member State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State except that the shares may be offered to the public in that Relevant Member State at any time:

(a)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)    in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the underwriters or any of their respective affiliates to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated in this prospectus supplement, or to whom the shares are otherwise made available, will be deemed to have represented, warranted and agreed with each of the underwriters and their respective affiliates and us that:

(a)it and any person on whose behalf it acquires shares is a qualified investor within the meaning of the Prospectus Regulation; and

(b)    in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in the offering have not been acquired on on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.

Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the shares is responsible for undertaking its own target market assessment in respect of the shares and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither we nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”); (ii) entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the United Kingdom; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as Relevant Persons. The shares are only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus supplement is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in the United Kingdom to any person or legal entity which is not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATR. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in the UK through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the shares contemplated in this prospectus.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the shares may be offered to the public in the United Kingdom at any time:

(a)to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATR;

(b)to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATR), subject to obtaining the prior consent of underwriters for any such offer; or

(c)    in any other circumstances falling within Part 1 of Schedule 1 to the POATR.

Each person in the UK who receives any communication in respect of, or who acquires any shares or to whom any offer is made or to whom the shares are otherwise made available will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that:

(a)it and any person on whose behalf it acquires shares is a qualified investor within the meaning of paragraph 15 of Schedule 1 to the POATR; and

(b)in the case of any shares being offered to, or being acquired by it as, a financial intermediary as that term is used in regulation 7(4) of the POATR: (i) the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the UK other than qualified investors, as that term is defined in the POATR in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale; or (ii) where shares have been acquired by it on behalf of persons in the UK other than qualified investors, the offer of those shares to it is not treated under the POATR as having been made to such persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the shares is responsible for undertaking its own target market assessment in respect of the shares and determining the appropriate distribution channels. None of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

Notice to Prospective Investors in Australia

This prospectus supplement or the accompanying prospectus (a) does not constitute a prospectus, a product disclosure statement or any other form of “disclosure document” under the Corporations Act 2001 (Cth) of the Commonwealth of Australia (the “Corporations Act”); (b) has not been, is not required to be, nor will it be, lodged as a disclosure document with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia, and is not required to nor does it purport to, and does not, include all of the information required of a disclosure document under the Corporations Act; and (c) may not be provided in Australia other than to select investors (“Exempt Investors”) who are able to demonstrate that they (i) fall within one or more of the categories of investors under section 708 of the Corporations Act to whom an offer may be made without disclosure under Chapter 6D of the Corporations Act, or (ii) are otherwise a person to whom a disclosure document is not required under the Corporations Act.

This prospectus supplement or the accompanying prospectus may not be made available, and the shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for, or buy, the shares of our common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of our common stock may be distributed, received or published in Australia, except where a disclosure document is not required to be given to investors under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of our common stock, each purchaser or subscriber of shares of our common stock in Australia represents and warrants to us, the underwriters and their affiliates that they are an Exempt Investor.

As any offer of the shares of our common stock is made without a disclosure document in Australia under Chapter 6D of the Corporations Act, the offer of those common stock for resale in Australia within 12 months from their issue may require a disclosure document to be given to investors if none of the exemptions in the Corporations Act applies to that resale. By applying for the shares of our common stock each purchaser or subscriber of the shares of our common stock undertakes to us and the underwriters that the purchaser or subscriber will not, for a period of 12 months from the date of issue or purchase of the shares of our common stock, offer, transfer, assign or otherwise alienate those shares of our common stock to investors in Australia except in circumstances where a disclosure document not required under the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus supplement or the accompanying prospectus contains general information only and should not be taken as financial product advice and has been prepared as general information only, without consideration for your particular investment objectives, financial circumstances or particular needs. The persons referred to in this prospectus supplement or the accompanying prospectus may not hold Australian financial services licences and may not be licensed to provide financial product advice. No “cooling off” regime will apply to an acquisition of the shares of our common stock. Before making any investment decision, prospective purchasers should assess whether the acquisition of the shares of our common stock is appropriate in light of their financial circumstances or seek professional advice.

Notice to Prospective Investors in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•    released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•    used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•    to qualified investors (investisseurs estraint) and/or to a restricted circle of investors (cercle estraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•    to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•    in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

This prospectus supplement and the accompanying prospectus do not constitute nor are they intended to be an offer or invitation to the public in Hong Kong to acquire the shares of our common stock. The shares of our common stock have not been and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, endorsed or approved by any Hong Kong regulatory authorities, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither have they been nor will they be registered with the Registrar of Companies in Hong Kong. The shares of our common stock may not be offered for subscription to members of the public in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. Each person acquiring the shares of our common stock will be required, and is deemed by the acquisition of the shares of our common stock, to confirm that such person is aware of the restriction on offers of the shares of our common stock described in this prospectus supplement, the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any shares of our common stock in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.

Notice to Prospective Investors in Japan

This offering of the shares of our common stock has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan, or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”), pursuant to and in accordance with the conditions specified in Section 274 of the SFA, or (ii) to an accredited investor as defined in Section 4A of the SFA pursuant to and in accordance with the conditions specified in Section 275.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust must not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

(1)to an institutional investor or to an accredited investor;

(2)where no consideration is or will be given for the transfer;

(3)where the transfer is by operation of law; or

(4)as specified in Section 276(7) of the SFA.

Notification under Section 309B of the SFA - Solely for the purposes of our obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the shares of our common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any shares of common stock. No shares of our common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of our common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)to any person which is a professional client as defined under the FinSA;
(b)to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of joint book-running managers for any such offer; or
(c)in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of our common stock shall require us or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares of our common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the common stock offered hereby and certain other matters will be passed upon for us by Jones & Keller, P.C., Denver, Colorado. Certain legal matters in connection with this offering will be passed upon for the underwriters by Allen Overy Shearman Sterling US LLP, New York, New York.

EXPERTS

The audited financial statements of Ring Energy, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves of Ring Energy, Inc. and the net present value of such reserves as of December 31, 2025 using SEC guidelines, were prepared or derived from estimates prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. Such information is incorporated by reference in this prospectus in reliance on the authority of such firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information found in the registration statement and its exhibits. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC.

You can also find our SEC filings on our website at https://www.ringenergy.com/investors/sec-filings. The information contained on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying base prospectus except for any information that is superseded by information included directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. Any statement contained in this prospectus supplement or a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated by reference in this prospectus supplement modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You should not assume that the information in this prospectus supplement is current as of the date other than the date on the cover page of this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 4, 2026;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 6, 2026;

•our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2026;
•our Current Reports on Form 8-K filed with the SEC on February 3, 2026, March 3, 2026, March 6, 2026, and May 7, 2026 (as it relates to only Item 5.02 included therein) and on Form 8-K/A filed on June 5, 2025; and
•the description of our capital stock as set forth as Exhibit 4.2 in our Annual Report on Form 10-K, filed with the SEC on March 7, 2024.

We are also incorporating by reference into this prospectus supplement any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date of this prospectus supplement and prior to the completion or termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement.

We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You should direct any requests for documents to the following address or telephone number:

Ring Energy, Inc.
Attention: Secretary
1725 Hughes Landing Blvd., Suite 900
The Woodlands, Texas 77380
(281) 397-3699

    You should rely only on the information contained or incorporated by reference into this prospectus supplement.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

PROSPECTUS
$150,000,000

RING ENERGY, INC.

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units
Rights

Ring Energy, Inc. (the “Company”) may offer and sell up to an aggregate of $150,000,000 of our common stock, par value $0.001 per share (“common stock”), our preferred stock, par value $0.001 per share (“preferred stock”), debt securities, depositary shares, warrants, units and rights (collectively, “securities”) from time to time, separately or together, in amounts, at prices and on terms to be determined at or prior to the time of such offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Our executive offices are located at 1725 Hughes Landing Blvd., Suite 900, The Woodlands, Texas 77380 and our telephone number is (281) 397-3699. Our common stock is traded on the NYSE American under the symbol “REI.” On December 17, 2024, the last reported sales price of our common stock was $1.32 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 4 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

————————
The date of this prospectus is January 10, 2025.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, references in this prospectus to “Ring Energy, Inc.,” “Ring,” “Ring Energy,” the “Company,” the “Registrant,” “we,” “us,” “our” and similar terms refer to Ring Energy, Inc.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate amount of $150,000,000. This prospectus provides a general description of the securities. Each time we sell any of the securities described herein, we may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offering. Please carefully read this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference herein or therein, together with additional information described herein under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before buying any of the securities offered under this prospectus.

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus were made solely for the benefit of the parties to such agreement on the date thereof, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein.

This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

ABOUT RING ENERGY, INC.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. Our primary drilling operations target the oil and liquids rich producing formations in the Northwest Shelf and the Central Basin Platform.

Our executive offices are located at 1725 Hughes Landing Blvd., Suite 900, The Woodlands, Texas 77380 and our telephone number is (281) 397-3699. Our website address is www.ringenergy.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included or incorporated by reference into this prospectus, regarding our strategy, future operations, financial position, estimated revenues and expenses, projected costs, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements and assumptions.

When used in this prospectus, the words “may,” “will,” “could,” “would,” “should,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “plan,” “pursue,” “target,” “continue,” “potential,” “guidance,” “project” or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We assume no obligation, nor do we intend, to update these forward-looking statements, unless required by law.

The information included in this prospectus includes forward-looking statements that involve risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects. Such statements specifically include our expectations as to our future financial position, liquidity, cash flows, results of operations and business strategy, potential acquisition opportunities, other plans and objectives for operations, capital for sustained production levels, expected production and operating costs, reserves, hedging activities, capital expenditures, return of capital, improvement of recovery factors and other guidance. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. For any such forward-looking statement that includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, sometimes materially. You should carefully consider the statements under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2023.

Such factors (but not necessarily all the factors) that could cause results to differ include, among others:

•declines or volatility in the prices we receive for our oil and natural gas;
•our ability to raise additional capital to fund future capital expenditures;
•our ability to generate sufficient net cash provided by operating activities, borrowings or other sources to enable us to fully develop and produce our oil and natural gas properties;
•general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;
•risks associated with drilling of wells, including completion risks, cost overruns, mechanical failures and the drilling of non-economic wells or dry holes;
•uncertainties associated with estimates of proved oil and natural gas reserves;
•the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;
•unanticipated reductions in the borrowing base under our credit agreement;
•the effect of our oil and natural gas derivative activities;
•our ability to service our outstanding debt obligations;
•the effects of inflation on our cost structure;
•substantial declines in the estimated values of our proved oil and natural gas reserves;
•our ability to replace our oil and natural gas reserves;
•the effects of rising interest rates on our cost of capital and the actions that central banks around the world undertake to control inflation, including the impacts such actions have on general economic conditions;
•the potential for production decline rates and associated production costs for our wells to be greater than we forecast;
•risks and liabilities associated with the acquisition and integration of companies and properties;
•cost and availability of drilling rigs, and related equipment, supplies, personnel, and oilfield services;
•geological concentration of our oil and natural gas reserves;
•the timing and extent of our success in acquiring, discovering, developing, and producing oil and natural gas reserves;
•our dependence on the availability, use and disposal of water in our drilling, completion and production operations;
•significant competition for oil and natural gas acreage and acquisitions;
•environmental or other governmental regulations, including legislation related to hydraulic fracture stimulation and climate change measures;
•our ability to secure reliable transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

•future environmental, social and governance (“ESG”) compliance developments and increased attention to such matters which could adversely affect our ability to raise equity and debt capital;
•management’s ability to execute our plans to meet our optimal goals;
•the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems or on systems and infrastructure used by the oil and gas industry;
•our ability to find and retain highly skilled personnel and our ability to retain key members of our management team on commercially reasonable terms;
•adverse weather conditions;
•costs and liabilities associated with environmental, health, and safety laws;
•social unrest, political instability, or armed conflict in major oil and natural gas producing regions outside the United States, including evolving geopolitical and military hostilities in the Middle East, Russia, and Ukraine and acts of terrorism or sabotage;
•our insurance coverage may not adequately cover all losses that may be sustained in connection with our business activities;
•possible adverse results from litigation and the use of financial resources to defend ourselves; and
•the other factors discussed elsewhere in this prospectus and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas, and natural gas liquids that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and our development program. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and natural gas liquids that are ultimately recovered.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, we expect to use the net proceeds from the sale of our securities for general purposes, which may include, among other things:

•reduction or refinancing of debt or other obligations;
•additions to our working capital;
•capital expenditures; and
•potential future acquisitions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the accompanying prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary is not complete, and you should also refer to our articles of incorporation, as amended (the “articles of incorporation”), our bylaws, as amended (the “bylaws”), and to Nevada law.

We are authorized to issue up to 450,000,000 shares of common stock, par value $0.001 per share, and up to 50,000,000 shares of preferred stock, par value $0.001 per share. As of December 19, 2024, there were 198,196,034 shares of our common stock issued and outstanding, and no shares of preferred stock are issued and outstanding. All outstanding shares of common stock are fully paid and nonassessable.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except as matters that relate only to a series of our preferred stock. Holders of common stock do not have cumulative voting rights in the election of directors.

Each outstanding share of voting capital stock of the Company is entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided in the articles of incorporation. Except as otherwise provided by the corporation law of the State of Nevada, the articles of incorporation or the bylaws, if a quorum is present: (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (b) action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing such action.

Our Board of Directors (the “Board”) is elected annually at the meeting of our stockholders. Each director holds office until the next annual meeting of our stockholders at which his or her term expires and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Any action that the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records. We will give notice of any action so taken within 10 days of the date of such action to those stockholders entitled to vote thereon who did not give their written consent and to those stockholders not entitled to vote thereon.

According to the articles of incorporation, the authority to adopt, amend or repeal our bylaws is reserved exclusively to the Board.

Liquidation. In the event of a liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for any class of stock, having preference over the common stock.

Dividend Rights. The Board may from time to time declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by the corporation law of the State of Nevada.

We have not declared or paid any cash dividends on our common stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Redemption. Our common stock is not redeemable.

Conversion Rights. Our common stock is not convertible into any other securities of the Company.

Preemptive Rights. Holders of our common stock do not have preemptive rights.

Transfer Agent. The transfer agent and registrar for our common stock is Standard Registrar and Transfer Company. Its address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is (801) 571-8844.

Listing. Our common stock is listed on the NYSE American under the symbol “REI.”

This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Nevada law, our articles of incorporation and bylaws because they, and not this description, define your rights as a holder our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Anti-Takeover Provisions of Nevada Law, Our Charter Documents and Our Bylaws

Nevada Law. Sections 78.378 to 78.3793 of the Nevada Revised Statutes, (“NRS”), contain provisions that may prevent any person acquiring a controlling interest in a Nevada company from exercising voting rights. Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company’s common shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested stockholders at a special stockholders’ meeting held upon the request and at the expense of the acquiring person. We have expressly opted-out of, or elect not to be governed by, the “Acquisition of Controlling Interest” provisions contained in NRS Sections 78.378 through 78.3793, inclusive, or any successor statutes.

Board Vacancies Are Generally Filled by Remaining Directors and Not Stockholders. Our bylaws provide that any vacancies on the Board may be filled by the vote of the majority of the remaining directors, although less than a quorum. Notwithstanding the immediately preceding sentence, the Board may by resolution determine that any such vacancies or newly created directorships shall be filled by our stockholders representing at least one-third (1/3) of the issued and outstanding shares of our capital stock that would be entitled to vote at a meeting of stockholders.

Stockholder Meetings. The bylaws provide that a special meeting of stockholders, other than those required by Nevada law, may be called by or at the request of the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request of, or by resolution adopted by, a majority of the Board or the holders of 10% of the outstanding shares of capital stock entitled to vote at the meeting.

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board to designate and issue, without stockholder approval, one or more series of preferred stock with voting or other rights or preferences that could make it more difficult to effect or that could prevent a change of control of our Company or the removal of our management.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Preferred Stock

In general. Our preferred stock may be issued from time to time by our Board as shares of one or more classes or series. Except as otherwise provided herein or required by law, the Board is vested with the authority to provide, out of the unissued shares of preferred stock, for one or more additional classes or series of preferred stock and, with respect to each such class or series, to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The Board does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

Limitations of Liability and Indemnification

The articles of incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors generally are not personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law.

The articles of incorporation and bylaws provide that the Company will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The articles of incorporation and bylaws provide that the Company may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Company’s employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The limitation of liability and indemnification provisions included in the articles of incorporation, bylaws and in any indemnification agreements that the Company may enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against its directors and executive officers, even though an action, if successful, might benefit the Company and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

The Company has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the

Company with respect to payments that may be made by it to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”) or a combination of both and may be secured or unsecured. The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in such prospectus supplement.

We have summarized selected provisions of the Indentures below. The summary is not complete and is qualified in its entirety by express reference to the provisions of the Indentures. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest. Unless indicated in a prospectus supplement applicable to a series of Debt Securities, the Debt Securities may be our secured or unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)the title of the Debt Securities;

(2)whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)any limit on the aggregate principal amount of the Debt Securities;

(4)each date on which the principal of the Debt Securities will be payable;

(5)the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(6)each place where payments on the Debt Securities will be payable;

(7)any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(8)any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(9)the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(10)whether the Debt Securities are defeasible;

(11)any addition to or change in the Events of Default or covenants described in this prospectus;

(12)whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period; and

(13)any other terms of the Debt Securities not inconsistent with the provisions of the Indenture, except as permitted by clause (11) of the first paragraph under the caption “—Modification and Waiver.”

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe, as of a recent date, the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described below under “—Legal Defeasance and Covenant Defeasance.”

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or the agents of us or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

Subject to applicable abandoned property laws, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any person (a “Successor Person”), and may not permit any person to consolidate with or merge into us, unless:

(1)the Successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and assumes our obligations on the Debt Securities and under the Indentures;

(2)immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The Successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets” above;

(5)failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series, as provided in such Indenture;

(6)any Debt of ours is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $50.0 million; provided, however, that if any such default is cured or waived or any such acceleration rescinded, or such Debt is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Debt Securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7)any judgment or decree for the payment of money in excess of $50.0 million (net of any amounts covered by insurance or a binding indemnity agreement) is entered against us remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

(8)certain events of bankruptcy, insolvency or reorganization affecting us.

If an Event of Default (other than an Event of Default with respect to Ring Energy, Inc. described in clause (8) above) with respect to the Debt Securities of any series at the time outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Ring Energy, Inc. described in clause (8) above with respect to the Debt Securities of any series at the time outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)to evidence the succession under the Indenture of another person to us and to provide for its assumption of our obligations to holders of Debt Securities;

(2)to add any additional covenants of us for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power under the applicable Indenture conferred upon us;

(3)to add any additional Events of Default with respect to all or any series of Debt Securities;

(4)to provide for uncertificated notes in addition to, or in place of, certificated notes;

(5)to secure the Debt Securities;

(6)to establish the form or terms of any series of Debt Securities;

(7)to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)to cure any ambiguity, defect or inconsistency;

(9)in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Debt;

(10)to make other changes that do not adversely affect the interests of the Holders of Debt Securities of any series issued thereunder in any material respect; or

(11)to add to, change or eliminate any of the provisions of the applicable Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (a) shall neither (i) apply to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Debt Security with respect to such provision or (b) shall become effective only when there is no such Debt Security outstanding.

Other modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby:

(1)change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of such Debt Securities;

(7)reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(8)reduce the percentage in principal amount of outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(9)modify such provisions with respect to modification, amendment or waiver; or

(10)following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant with respect to such offer in a manner adverse to such Holder.

The Holders of a majority in principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of Maturity to such date;

(2)if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)certain Debt Securities, including those owned by us or any of our other Affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)either:

(a)all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit (other than a default or an Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of liens to secure such borrowing) or, with respect to any Event of Default described in clause (8) under “—Events of Default,” at any time until 121 days after such deposit;

(3)such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager, partner or trustee of the Company shall have any liability for any obligations of the Company under the Debt Securities, the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register or electronically int eh case of Global Securities.

Title

We, the Trustees and any agent of us or a Trustee may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of preferred stock rather than full shares of preferred stock. In that event, depositary receipts will be issued to evidence depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the prospectus supplement relating to the particular issue of depositary shares.

The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company, as depositary, that we select as set forth in the prospectus supplement relating to the particular issue of depositary shares. Unless otherwise specified in the prospectus supplement relating to a particular issue of depositary shares, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by such depositary share, including dividend and liquidation rights and any right to convert the shares of preferred stock into common stock.

We will describe the terms of any depositary shares we offer and the related depositary agreement, as well as the terms of the shares of preferred stock represented thereby, in the prospectus supplement relating to the particular issue of depositary shares.

DESCRIPTION OF WARRANTS

We may issue warrants that entitle the holder to purchase common stock, preferred stock, debt securities or other securities. Warrants may be issued independently or together with common stock, preferred stock, debt securities or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•the designation, aggregate principal amount, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•the number of other securities purchasable upon exercise of the warrants to purchase such other securities and the price at which such securities may be purchased upon exercise;

•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•U.S. federal income tax consequences applicable to such warrants;

•the amount of warrants outstanding as of the most recent practicable date; and

•any other terms of such warrants.

Warrants will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock, preferred stock or other securities or such principal amount of debt securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock, debt securities or other securities, holders of such warrants will not have any of the rights of holders of such common stock, preferred stock, debt securities or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise, or to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•a description of the terms of any unit agreement governing the units;

•a description of the provisions for the payment, settlement, transfer or exchange of the units;

•a discussion of material U.S. federal income tax considerations, if applicable; and

•whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, debt securities or depositary shares. These rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•the price, if any, for the rights;

•the exercise price payable for our common stock, preferred stock, debt securities or depositary shares upon the exercise of the rights;

•the number of rights to be issued to each stockholder;

•the number and terms of our common stock, preferred stock, debt securities or depositary shares which may be purchased per each right;

•the extent to which the rights are transferable;

•any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•if applicable, the material terms of any standby underwriting or purchase arrangement which we may enter into in connection with the offering of rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC if we offer rights. We urge you to read the applicable rights certificate and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and the accompanying prospectus supplement in and outside the United States pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our securities separately or together (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods. We may distribute securities from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;

•at market prices prevailing at the time of sale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

The prospectus supplement will describe the terms of the offering of the securities, including, to the extent applicable:

•the terms of the offering;

•the names of any underwriters or agents;

•the name or names of any managing underwriter or underwriters;

•the purchase price of the securities;

•the estimated net proceeds to us from the sale of the securities;

•any delayed delivery arrangements;

•any underwriting discounts, commissions and other items constituting underwriters' compensation;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale or a firm commitment basis, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may also be engaged to sell our securities on a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement and except as described below, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used, we will sell the securities to them as principals. The dealers may then resell that securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on or through the NYSE American, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

To the extent that we make sales through one or more underwriters or agents in “at-the-market” offerings, we will do so pursuant to the terms of a sales agency financing agreement or other “at-the-market” offering arrangement with such underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of the securities. Any such activities will be described in the prospectus supplement or any related free writing prospectus relating to the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in any applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.

Other than the common stock, which is listed on the NYSE American, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

A prospectus and any applicable accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in any applicable accompanying prospectus supplement, if required.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Jones & Keller, P.C., Denver, Colorado. Legal counsel to any underwriters may pass upon legal matters for such underwriters and will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves of Ring Energy, Inc. and the net present value of such reserves as of December 31, 2023 is based on reserve reports prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. Such information is incorporated by reference in this prospectus in reliance on the authority of such firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We are required to file annual and quarterly reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

You can also find our SEC filings on our website at https://www.ringenergy.com/investors/sec-filings. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus except for any information that is superseded by information included directly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:

•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024;
•our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2024;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 6, 2024, August 6, 2024 and November 6, 2024, respectively;
•our Current Reports on Form 8-K filed with the SEC on February 16, 2024, April 19, 2024, May 28, 2024, June 24, 2024 and July 3, 2024; and
•the description of our capital stock as set forth on Exhibit 4.2 in our Annual Report on Form 10-K, filed with the SEC on March 7, 2024.

We are also incorporating by reference into this prospectus any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this registration statement are terminated shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You should direct any requests for documents to the following address or telephone number:

Ring Energy, Inc.
Attention: Secretary
1725 Hughes Landing Boulevard, Suite 900
The Woodlands, Texas 77380
(281) 397-3699

    You should rely only on the information contained or incorporated by reference into this prospectus or in any prospectus supplement.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

RING ENERGY, INC.

44,444,445 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Mizuho
BofA Securities
Raymond James
Co-Managers
A.G.P.
Roth Capital Partners
Tuohy Brothers

May 12, 2026